METLIFE INTERNATIONAL EQUITY FUND
Standard Total Return Computations- Since Inception

Original Amt. Invested        $1,000.00
Commission at 4.5%               $45.00
Net Amount to Fund              $955.00
Purchase price                    $7.40
Shares acquired                 129.054

            Beginning    Dividend    Dividend    Reinvest     Shares       New       Month-end                Monthly     Aggregate
 Month        Shares       Rate       Amount       Price     Purchased    Shares        NAV         ERV     Performance  Performance
01/31/92      129.054      0.0000        0.00       $7.43        0.000    129.054        $7.43    $958.87         -4.11        -4.11
02/29/92      129.054      0.0000        0.00       $7.22        0.000    129.054        $7.22    $931.77         -2.83        -6.82
03/31/92      129.054      0.0000        0.00       $6.72        0.000    129.054        $6.72    $867.24         -6.93       -13.28
04/30/92      129.054      0.0000        0.00       $6.71        0.000    129.054        $6.71    $865.95         -0.15       -13.40
05/31/92      129.054      0.0000        0.00       $7.20        0.000    129.054        $7.20    $929.19          7.30        -7.08
06/30/92      129.054      0.0000        0.00       $6.87        0.000    129.054        $6.87    $886.60         -4.58       -11.34
07/31/92      129.054      0.0000        0.00       $6.44        0.000    129.054        $6.44    $831.11         -6.26       -16.89
08/31/92      129.054      0.0000        0.00       $6.84        0.000    129.054        $6.84    $882.73          6.21       -11.73
09/30/92      129.054      0.0000        0.00       $6.78        0.000    129.054        $6.78    $874.99         -0.88       -12.50
10/31/92      129.054      0.0000        0.00       $6.50        0.000    129.054        $6.50    $838.85         -4.13       -16.11

          The average annual total return is computed as follows:

          (1) Annualize the actual return of the Fund for the period January 17, 1992 through October 31, 1992:

                              289/365
                    955 (1 + T)       = 838.90

                                   T = -15.10%

          (2) Calculate ERV based on annualized rate of return:

                    955 (1 - .1510) = 810.80

          (3) Calculate average annual return since inception:

                    1,000 (1 + T) = 810.80

                                T = -18.92%

METLIFE INTERNATIONAL EQUITY FUND
Nonstandardized Total Return Computations

Original Amt. Invested        $1,000.00
Commission at 0.0%                $0.00
Net Amount to Fund            $1,000.00
Purchase price                    $7.40
Shares acquired                 135.135

            Beginning    Dividend    Dividend    Reinvest     Shares       New       Month-end                Monthly       ITD
 Month         Shares      Rate       Amount       Price     Purchased    Shares        NAV         ERV     Performance  Performance
02/29/92      135.135      0.0000        0.00       $7.22        0.000    135.135        $7.22    $975.68         -2.43        -2.43
03/31/92      135.135      0.0000        0.00       $6.72        0.000    135.135        $6.72    $908.11         -6.93        -9.19
04/30/92      135.135      0.0000        0.00       $6.71        0.000    135.135        $6.71    $906.76         -0.15        -9.32
05/31/92      135.135      0.0000        0.00       $7.20        0.000    135.135        $7.20    $972.97          7.30        -2.70
06/30/92      135.135      0.0000        0.00       $6.87        0.000    135.135        $6.87    $928.38         -4.58        -7.16
07/31/92      135.135      0.0000        0.00       $6.44        0.000    135.135        $6.44    $870.27         -6.26       -12.97
08/31/92      135.135      0.0000        0.00       $6.84        0.000    135.135        $6.84    $924.32          6.21        -7.57
09/30/92      135.135      0.0000        0.00       $6.78        0.000    135.135        $6.78    $916.22         -0.88        -8.38
10/31/92      135.135      0.0000        0.00       $6.50        0.000    135.135        $6.50    $878.38         -4.13       -12.16

          No annualization is made. Computation for the period from inception (January 17, 1992) through October 31, 1992.

METLIFE INTERNATIONAL FIXED INCOME FUND
Standard Total Return Computations- Since Inception

Original Amt. Invested        $1,000.00
Commission at 4.5%               $45.00
Net Amount to Fund              $955.00
Purchase price                    $7.40
Shares acquired                 129.054

            Beginning    Dividend    Dividend    Reinvest     Shares       New       Month-end                Monthly     Aggregate
 Month        Shares       Rate       Amount       Price     Purchased    Shares        NAV         ERV     Performance  Performance
01/31/92      129.054      0.0000        0.00       $7.39        0.000    129.054        $7.39    $953.71         -4.63        -4.63
02/29/92      129.054      0.0000        0.00       $7.23        0.000    129.054        $7.23    $933.06         -2.17        -6.69
03/31/92      129.054      0.0000        0.00       $7.09        0.000    129.054        $7.09    $914.99         -1.94        -8.50
04/30/92      129.054      0.0000        0.00       $7.13        0.000    129.054        $7.13    $920.16          0.56        -7.98
05/31/92      129.054      0.0000        0.00       $7.47        0.000    129.054        $7.47    $964.03          4.77        -3.60
06/30/92      129.054      0.0000        0.00       $7.75        0.000    129.054        $7.75  $1,000.17          3.75         0.02
07/31/92      129.054      0.0000        0.00       $7.84        0.000    129.054        $7.84  $1,011.78          1.16         1.18
08/31/92      129.054      0.0000        0.00       $8.18        0.000    129.054        $8.18  $1,055.66          4.34         5.57
09/30/92      129.054      0.0000        0.00       $8.22        0.000    129.054        $8.22  $1,060.82          0.49         6.08
10/31/92      129.054      0.0000        0.00       $7.85        0.000    129.054        $7.85  $1,013.07         -4.50         1.31

          The average annual total return is computed as follows:

          (1) Annualize the actual return of the Fund for the period January 17, 1992 through October 31, 1992:

                               289/365
                    955 (1 + T)       = 1013.10

                                   T = 7.74%

          (2) Calculate ERV based on annualized rate of return:

                      955 (1 + .0774) = 1028.92

          (3) Calculate average annual return since inception:

                    1,000 (1 + T) = 1028.92

                                T = 2.89%

METLIFE INTERNATIONAL FIXED INCOME FUND
Nonstandardized Total Return Computation

Original Amt. Invested        $1,000.00
Commission at 0.0%                $0.00
Net Amount to Fund            $1,000.00
Purchase price                    $7.40
Shares acquired                 135.135

            Beginning    Dividend    Dividend    Reinvest     Shares       New       Month-end                Monthly       ITD
 Month         Shares      Rate       Amount       Price     Purchased    Shares        NAV         ERV     Performance  Performance
02/29/92      135.135      0.0000        0.00       $7.23        0.000    135.135        $7.23    $977.03         -2.30        -2.30
03/31/92      135.135      0.0000        0.00       $7.09        0.000    135.135        $7.09    $958.11         -1.94        -4.19
04/30/92      135.135      0.0000        0.00       $7.13        0.000    135.135        $7.13    $963.51          0.56        -3.65
05/31/92      135.135      0.0000        0.00       $7.47        0.000    135.135        $7.47  $1,009.46          4.77         0.95
06/30/92      135.135      0.0000        0.00       $7.75        0.000    135.135        $7.75  $1,047.30          3.75         4.73
07/31/92      135.135      0.0000        0.00       $7.84        0.000    135.135        $7.84  $1,059.46          1.16         5.95
08/31/92      135.135      0.0000        0.00       $8.18        0.000    135.135        $8.18  $1,105.41          4.34        10.54
09/30/92      135.135      0.0000        0.00       $8.22        0.000    135.135        $8.22  $1,110.81          0.49        11.08
10/31/92      135.135      0.0000        0.00       $7.85        0.000    135.135        $7.85  $1,060.81         -4.50         6.08



          No annualization is made. Computation for the period from inception (Janaury 17, 1992) through October 31, 1992.

                    METLIFE INTERNATIONAL FIXED INCOME FUND
                               Yield Computation
                         Period Ended October 31, 1992




                           a-b
               YIELD = 2[(----- +1)/6/ -1]
                           cd



Where:         a = dividends and interest earned during the period

               b = expenses accrued for the period (net of voluntary expense reductions by the Investment Manager)

               c = the average daily number of shares outstanding during the period that were entitled to receive dividends

               d = the maximum offering price per share on the last day of the period

                          122,245.73-27,978.82
Therefore:     YIELD = 2[(-------------------- +1)/6/ -1]
                          2,841,552.426 (8.22)


               YIELD = 4.89%